                                                                   Exhibit 10.19

                           RESTATED OPTION AGREEMENT

     This RESTATED OPTION AGREEMENT (the "Agreement") is made as of the 31st day of October, 1997 by and among (i) PRA INTERNATIONAL, INC., a Delaware corporation (the "Company"), and (ii) JAMES C. POWERS, JOACHIM VOLLMAR, W. BAIN MACLACHLAN, ROGER FLORA, MICHAEL N. BOYD, WILLIAM M. WALSH III and PATRICK K. DONNELLY (collectively, the "OPTIONHOLDERS").

     WHEREAS, pursuant to the terms and conditions of that certain Stockholders' Agreement dated as of October 11, 1996, as amended (as amended, the "Stockholders' Agreement"), the Optionholders agreed that their respective rights (the "Options") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), were as set forth in Schedule 2.10 to
                                                                -------------
the Stockholders' Agreement and that the terms and conditions of all prior agreements or documents governing such Options were terminated in their entirety.

     WHEREAS, as a condition precedent to the consummation of the initial public offering of the Common Stock approved by the Public Offering Committee of the Board of Directors of the Company (the "IPO"), the Company and the Optionholders have agreed to enter into this Agreement to govern their respective rights and obligations with respect to the Options covered by the Stockholders' Agreement;

     WHEREAS, the Company and the Optionholders believe it to be in their best interests that they enter into this Agreement;

     WHEREAS, the parties desire to enter into this Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Covered Options.  Each of the Optionholders who is holding Options to
          ---------------
purchase shares of the Common Stock governed by the terms of the Stockholders' Agreement as of the date hereof (a) acknowledges and agrees that Schedule 1
                                                                 -------- -
attached hereto and incorporated herein by reference sets forth opposite his name an accurate representation of all such Options held by such Optionholder governed by the terms of the Stockholders' Agreement on the date hereof and that the terms and provisions of such Options, except as otherwise provided in this Agreement, shall be as set forth in said Schedule 1 and that all prior agreements or documents governing
              -------- -
such Options, including, without limitation, the provisions of Section 2.10 of the Stockholders' Agreement, are terminated in their entirety, and (b) agrees to the terms of and to be bound by Schedule 1.
                                -------- -

     2.   Effectiveness of Restated Option Agreement.  This Agreement shall
          ------------------------------------------
become effective as of the consummation on or before January 31, 1998 of the IPO (the "Effective Date"). In the event that the IPO is not consummated on or before January 31, 1998, this Agreement shall be null and void. The parties hereto acknowledge and agree that from and after the Effective Date, the provisions of the Stockholders Agreement (including, without limitation, Section
2.10 thereof) shall be null and void and of no further force or effect.

     3.   Miscellaneous.
          -------------

     3.1  Successors and Assigns.  All the terms and provisions of this
          ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto who agree in writing to be bound by the terms hereof, whether so expressed or not.

     3.2  Governing Law.  This Agreement is to be governed by and interpreted
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under the laws of the State of Delaware without regard to the conflicts of laws provisions or rules of such state's law.

     3.3  Entire Agreement; Amendments.  (a)  This Agreement constitutes the
          ----------------------------
entire agreement between the parties hereto with respect to the subject hereof, and supersedes and nullifies any prior instruments (including without limitation, the provisions of Section 2.10 of the Stockholders' Agreement).

     (b) No amendment, alteration, modification or waiver of any provision of this Agreement shall be valid unless in each instance such amendment, alteration, modification or waiver is expressed in a written instrument duly executed by each of the parties hereto.

     3.4  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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                                      -3-

     3.5  Headings; Form of Words.
          -----------------------

     (a) The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

     (b) Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

     3.6  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     IN WITNESS WHEREOF, this Restated Option Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first set above, and the provisions hereof shall be effective as of the Effective Date.


                              PRA INTERNATIONAL, INC.,
                              a Delaware corporation


                              By: /s/ Earle Martin
                                 ----------------------------------
                                 Name: Earle Martin
                                 Title: President


                                 /s/ James C. Powers
                                 ----------------------------------
                                 JAMES C. POWERS


                                 /s/ Joachim Vollmar
                                 ----------------------------------
                                 JOACHIM VOLLMAR


                                 /s/ W. Bain MacLachlan
                                 ----------------------------------
                                 W. BAIN MACLACHLAN


                                 /s/ Roger Flora
                                 ----------------------------------
                                 ROGER FLORA


                                 /s/ Michael N. Boyd
                                 ----------------------------------
                                 MICHAEL N. BOYD


                                 /s/ William M. Walsh III
                                 ----------------------------------
                                 WILLIAM M. WALSH III


                                 /s/ Patrick K. Donnelly
                                 ----------------------------------
                                 PATRICK K. DONNELLY

                                  SCHEDULE 1

      Terms and Provisions Governing Certain Options Held by Optionholders

     1.          Existing Options.
                 ----------------

                   # of                            Per Share
                 ------                            ---------
Name             Shares  Vested    Unvested      Exercise Price  Date of Grant
----             ------  ------    --------      --------------  -------------
J. Powers        30,000  30,000        0              $.175         09/22/93
J. Vollmar       60,000  60,000        0              $.175         09/22/93
B. MacLachlan    20,000  10,000  5,000 to vest        $5.75         12/01/95
                                 on each of
                                 3/8/98 and 99
R. Flora         98,276  98,276        0              $.175         09/22/93
M. Boyd          38,276  38,276        0              $.175         09/22/93
W. Walsh         30,000  30,000        0              $.175         09/22/93
P. Donnelly      60,000  26,250  11,250 to vest       $5.75         10/11/96
                                 on each of
                                 10/11/98, 99
                                 and 2000

     2.   Options.  (a)  All Options held by the Optionholder shall vest in
          -------
accordance with the terms of the table set forth above in Section 1 of this
Schedule 1, as such table may be amended from time to time, except that (i) such
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vesting may be accelerated by the Corporation in its sole and absolute discretion or as otherwise provided in the Plan (as defined below) and (ii) all unvested Options held by Patrick K. Donnelly referred to above in this Schedule 1 shall immediately vest upon the occurrence of any transaction or event pursuant to which the Corporation (A) is merged or consolidated with another entity, (B) undergoes a reorganization or recapitalization, (C) engages in an initial public offering or (D) sells, leases, transfers, hypothecates, pledges or otherwise disposes of all or substantially all of its assets.


     (b) Upon the termination of the Optionholder's employment with a Subsidiary (as defined in the Stockholders' Agreement as in effect on the date hereof) of the Company for any reason, all unvested Options shall terminate immediately (except in the case of Patrick Donnelly whose Options shall vest in their entirety in the event of Mr. Donnelly's death or Disability as defined in his employment agreement with Pharmaceutical Research Associates, Inc.) and all vested Options shall terminate in thirty (30) days of such termination of employment or active involvement.

     (c) Subject to Section 2(b), all Options shall terminate (whether or not vested) on the tenth (10th) anniversary of the date of the original grant thereof.

     (d) The Optionholder shall not be entitled to any payment for, or in respect of, any Options that terminate for any reason.

     (e) All of the Options (except those granted to Patrick K. Donnelly referred to above in this Schedule 1) were granted pursuant to, and are subject to the terms of, the Amended and Restated 1993 Stock Option Plan of the Corporation, a copy of which is attached as Exhibit A hereto (as may be
                                            ------- -
further amended or restated, the "Plan").

     3.   No Piracy; Confidentiality.  (a)  In the event that the Optionholder
          --------------------------
is or was an employee of a Subsidiary of the Corporation, for a period of one
(1) year following the termination of the Optionholder's employment with such Subsidiary, the Optionholder agrees to refrain from interfering with the employment relationship between the Company and its Subsidiaries and its other employees by soliciting any of such individuals to participate in independent business ventures and, provided such person or entity was a customer at the time of termination the Optionholder's employment, agrees to refrain from soliciting any such customer of the Company or its Subsidiaries for the Optionholder or for any person or entity other than the Company or its Subsidiaries.


     (b) In the event that the Optionholder is or was an employee of a Subsidiary of the Corporation, the Optionholder agrees (i) not to divulge to anyone (other than the Company, any of its Subsidiaries or any persons designated by the Company or any of its Subsidiaries) any knowledge or information or any type whatsoever of a confidential nature relating to the Company or any of its Subsidiaries, including, without limitation, all information concerning customers, suppliers, competitive bidding techniques, market needs, and methods, procedures and know-how and other information of a financial, technical or confidential nature relating to the business of the Company or any of its Subsidiaries (unless readily ascertainable form public or published information or trade sources) and (ii) not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company.


     (c) In the event that any Optionholder is a party to an employment or similar agreement with the Company or any of its Subsidiaries that contains provisions relating to the subject matter of this Section 3, such provisions contained in such employment or similar agreement shall control.